UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2006

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive
Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On October 20, 2006, the Registrant issued a press release announcing that its subsidiary had announced the terms of an increased cash offer to acquire all of the outstanding ordinary shares of London Clubs International plc (“LCI”) for £1.35, or approximately $570 million in the aggregate.   It was also announced that a subsidiary of Genting International plc had agreed to sell all of its LCI shares to the subsidiary of the Registrant.  The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The Registrant issued a press release on October 23, 2006, announcing that it recommends rejection of a below-market “mini-tender” offer from TRC Capital Corporation.  The text of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

99.1                           Text of press release, dated October 20, 2006, of the Registrant related to the increased cash offer for London Clubs International plc.

99.2                           Text of press release, dated October 23, 2006, of the Registrant related to mini-tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: October 23, 2006	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated October 20, 2006, of the Registrant related to the increased cash offer for London Clubs International plc.
99.2	Text of press release, dated October 23, 2006, of the Registrant related to mini-tender offer.